Exhibit 5.1

VectivBio Holding AG Aeschenvorstadt 36 4051 Basel Switzerland	Homburger AG Prime Tower Hardstrasse 201 CH-8005 Zurich homburger.ch T +41 43 222 10 00

Zurich, January 27, 2023

VectivBio Holding AG – Registration Statement on Form S-8

Ladies and Gentlemen:

We, Homburger AG, have acted as special Swiss counsel to VectivBio Holding AG, a stock corporation incorporated under the laws of Switzerland (the Company), in connection with the filing of a registration statement on Form S-8 (the Registration Statement), to be filed with the United States Securities and Exchange Commission (the SEC) on the date hereof for the purpose of registering under the United States Securities Act of 1933, as amended (the Securities Act), an additional 6,760,000 ordinary shares of the Company, each with a nominal value of CHF 0.05 (the Ordinary Shares), that may be issued and/or delivered pursuant to the Amended 2021 EIP (as defined below). As such counsel, we have been requested to give our opinion as to certain legal matters of Swiss law.

Capitalized terms used but not defined herein have the meaning ascribed to them in the Documents (as defined below).

I.	Basis of Opinion

This opinion is confined to and given on the basis of the laws of Switzerland in force at the date hereof. Such laws and the interpretation thereof are subject to change. This opinion is also confined to the matters stated herein and is not to be read as extending, by implication or otherwise, to any document referred to in any of the Documents (other than as listed below) or any other matter.

For purposes of this opinion we have not conducted any due diligence or similar investigation as to factual circumstances that are or may be referred to in the Documents, and we express no opinion as to the accuracy of representations and warranties of facts set out in the Documents or the factual background assumed therein.

For purposes of this opinion, we have only reviewed the following documents (collectively, the Documents):

(i)	an electronic copy of the Registration Statement;

(ii)

an electronic copy of the 2021 Equity Incentive Plan adopted by the Company’s board of directors on March 31, 2021 and approved by the Company’s extraordinary general meeting held on April 1, 2021 (the 2021 EIP);

(iii)	an electronic copy of the amendment no. 1 to the 2021 EIP dated January 23, 2023 (the 2021 EIP Amendment and together with the 2021 EIP, the Amended 2021 EIP);

(iv)	an electronic copy of the written resolution of the Company’s board of directors dated as of March 31, 2021 approving, inter alia, the 2021 EIP;

(v)	an electronic copy of the written resolution of the Company’s board of directors dated as of January 23, 2023 approving, inter alia, the 2021 EIP Amendment;

(the documents (iv) and (v) collectively, the Board Resolutions);

(vi)	an electronic copy of the shareholders’ resolutions passed at the Company’s extraordinary general meeting held on April 1, 2021 approving, inter alia, the 2021 EIP;

(vii)

an electronic copy of the notarized shareholders’ resolutions passed at the Company’s annual general meeting of shareholders held on June 30, 2022, resolving on, inter alia, (1) the amendment and renewal of the authorized share capital (the Authorized Share Capital) and (2) the amendment of the conditional share capital for participation programs (the Conditional Participation Share Capital).

(the documents (vi) and (vii) collectively, the Shareholders’ Resolutions);

(viii)	an electronic copy of the notarized articles of association (Statuten) of the Company dated October 17, 2022 (the Articles of Association); and

(ix)	an electronic copy of a web-excerpt from the Commercial Register of the Canton of Basel-Stadt, Switzerland, dated January 27, 2023, relating to the Company (the Excerpt).

No documents have been reviewed by us in connection with this opinion other than the Documents. Accordingly, we shall limit our opinion to the Documents and their legal implications under Swiss law.

2/6

In this opinion, Swiss legal concepts are expressed in English terms and not in their original language. These concepts may not be identical to the concepts described by the same English terms as they exist under the laws of other jurisdictions. With respect to Documents governed by laws other than the laws of Switzerland, for purposes of this opinion we have relied on the plain meaning of the words and expressions contained therein without regard to any import they may have under the relevant governing law.

II.	Assumptions

In rendering the opinions below, we have assumed the following:

(a)	all documents produced to us as originals are authentic and complete, and all documents produced to us as copies (including, without limitation, electronic copies) conform to the original;

(b)

all documents produced to us as originals and the originals of all documents produced to us as copies were duly executed and certified, as applicable, by the individuals purported to have executed or certified, as the case may be, such documents, and any electronic signatures on any such document have been affixed thereto by the individual to whom such electronic signature belongs;

(c)	all documents produced to us in draft form will be executed in the form of the draft submitted to us;

(d)	all signatures appearing on all original documents or copies thereof which we have examined are genuine;

(e)	to the extent relevant for purposes of this opinion, any and all information contained in the Documents is and will be true, complete and accurate at all relevant times;

(f)	no laws (other than those of Switzerland) affect any of the conclusions stated in this opinion;

(g)	the Registration Statement will be duly filed by the Company;

(h)	the filing of the Registration Statement with the SEC has been duly authorized by all necessary actions under all applicable laws other than Swiss law;

(i)

the Registration Statement, the Excerpt and the Articles of Association are unchanged and correct, complete and up-to-date and in full force and effect as of the date hereof and no changes have been made which should have been or should be reflected in the Registration Statement, the Excerpt or the Articles of Association, as the case may be, as of the date hereof;

(j)

the Shareholders’ Resolutions and the Board Resolutions (i) have been duly resolved in meetings duly convened and otherwise in the manner set forth therein, (ii) have not been amended and (iii) are in full force and effect;

(k)	the Amended 2021 EIP and the 2021 EIP Amendment have not been rescinded or amended and are in full force and effect;

3/6

(l)

prior to the issuance of any Ordinary Shares, the board of directors of the Company will have duly authorized the issuance of any options on Ordinary Shares and, if necessary, will have validly excluded the pre-emptive rights of the existing shareholders for purposes of offering the Ordinary Shares under the Amended 2021 EIP as contemplated in the Registration Statement, and such authorization and exclusion will not have been amended and will be in full force and effect until the issuance of all Ordinary Shares;

(m)

any Ordinary Shares issued out of the Authorized Share Capital or the Conditional Participation Share Capital will be listed on The Nasdaq Global Market in accordance with applicable laws and regulations;

(n)

the exercise notice with respect to Ordinary Shares issued out of the Authorized Share Capital or the Conditional Participation Share Capital will be duly delivered in accordance with Swiss law and the Amended 2021 EIP;

(o)

to the extent the Company issues Ordinary Shares out of the Authorized Share Capital or the Conditional Participation Share Capital against cash, the performance of the contribution in money shall be made at a bank pursuant to the Swiss Federal Act on Banks and Savings Banks of November 8, 1934, as amended;

(p)

the Company has not entered and will not enter into any transaction which could be construed as repayment of share capital (Einlagenrückgewähr) and has not undertaken and will not undertake a contribution in kind (Sacheinlage) without complying with the formal procedure set forth in article 634 of the Swiss Code of Obligations, a set-off against a claim (Verrechnung) without complying with the formal procedure set forth in article 634a CO, or a conversion of equity surplus (Umwandlung von frei verwendbarem Eigenkapital) without complying with the formal procedure set forth in article 652d CO; and

(q)

all authorizations, approvals, consents, licenses, exemptions, other than as required by mandatory Swiss law applicable to the Company or the Articles of Association, and other requirements for the filing of the Registration Statement or for any other activities carried on in view of, or in connection with, the performance of the obligations expressed to be undertaken by the Company in the Registration Statement have been duly obtained or fulfilled in due time and are and will remain in full force and effect, and any related conditions to which the parties thereto are subject have been satisfied.

III.	Opinion

Based on the foregoing and subject to the qualifications set out below, we are of the opinion that as of the date hereof:

1.

The Company is a corporation (Aktiengesellschaft) duly incorporated and validly existing under the laws of Switzerland with all requisite corporate power and authority to enter into, to perform and to conduct its business as described in the Articles of Association.

4/6

2.

The Company’s share capital registered in the Commercial Register of the Canton of Basel-Stadt amounts to CHF 3,369,589.50, divided into 67,391,790 Ordinary Shares. Such Ordinary Shares have been validly issued, fully paid as to their nominal value and are non-assessable.

3.

The Ordinary Shares that may be issued from the Authorized Share Capital or the Conditional Participation Share Capital, if and when such Ordinary Shares are issued pursuant to the Articles of Association, the Amended 2021 EIP and Swiss law and, if required, registered with the Commercial Register of the Canton of Basel-Stadt, and after the nominal amount for such Ordinary Shares has been paid-in in cash or by way of set-off, and, if required, entered into the Company’s book of uncertificated securities, will be validly issued, fully paid as to their nominal value and non-assessable.

IV.	Qualifications

The above opinions are subject to the following qualifications:

(a)

The lawyers of our firm are members of the Zurich bar and do not hold themselves out to be experts in any laws other than the laws of Switzerland. Accordingly, we are opining herein as to Swiss law only, based on our independent professional judgment, and we express no opinion with respect to the applicability or the effect of the laws of any other jurisdiction to or on the matters covered herein.

(b)

The exercise of voting rights and rights related thereto with respect to any Ordinary Shares is only permissible after registration in the Company’s share register as a shareholder with voting rights in accordance with the provisions of, and subject to the limitations provided in, the Articles of Association.

(c)

We express no opinion as to whether the Registration Statement is accurate, true, correct, complete or not misleading. In particular, and without limitation to the foregoing, we express no opinion on whether the Registration Statement provides sufficient information for investors to reach an informed assessment of the Company, any companies within the Company’s consolidation perimeter and the Ordinary Shares.

(d)	When used in this opinion, the term “non-assessable” means that no further contributions have to be made by the relevant holder of the shares.

(e)	We express no opinion as to regulatory matters or as to any commercial, accounting, calculating, auditing or other non-legal matter.

We have issued this opinion as of the date hereof and we assume no obligation to advise you of any changes in fact or in law that are made or brought to our attention hereafter.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

5/6

This opinion is governed by and shall be construed in accordance with the laws of Switzerland.

Sincerely yours,

/s/ Homburger AG

HOMBURGER AG

6/6